Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of FOCUS Enhancements, Inc. on Form S-3 of our report, dated February 27, 1998, (except for Note 13 as to which the date is March 3, 1998), on the consolidated financial statements of FOCUS Enhancements, Inc. as of and for the year ended December 31, 1997, appearing in the Annual Report on Form 10-KSB of FOCUS Enhancements, Inc. for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





                                                  WOLF & COMPANY, P.C.

Boston, Massachusetts
April 2, 1998